EXHIBIT 99.1

TECHNOLOGY INDUSTRY VETERAN KURT BUSCH APPOINTED
CEO OF LANTRONIX
Former Mindspeed Executive Brings More Than 20 Years of Networking Product Development, Business Development, Marketing and Sales Leadership

Irvine, CA, August 23, 2011 – Lantronix, Inc. (Nasdaq: LTRX), a leading global provider of smart connectivity solutions that enable business and technology professionals to access any device, anywhere, anytime, today announced that the Board of Directors has appointed Kurt Busch as President and Chief Executive Officer, effective immediately.

Prior to joining the company, Busch (40) served in senior leadership positions at Mindspeed Technologies (Nasdaq:MSPD), a leading supplier of semiconductor solutions for network infrastructure applications. Most recently, he served as senior vice president and general manager for the company’s high performance analog division. Under Busch’s leadership, the division launched 40 products during his tenure that yielded substantially increased revenues and expanded demand for the company’s products across broad markets including carrier, enterprise data center, surveillance and professional video.

Since 1990, Busch has worked in the networking communications industry. His experience includes business development roles at Analog Devices (ADI) as well as roles in engineering, sales, marketing and general management  at Digital Equipment Corporation (DEC), Intel (INTC), and two start-ups.

He earned a bachelor’s degree in electrical and computer engineering and a bachelor’s degree in biological science from the University of California at Irvine.  In 1998, Busch completed an MBA from Santa Clara University.

“Kurt’s more than 20 years of progressive and successful technology industry leadership makes him the ideal candidate to lead Lantronix at this time,” said Thomas Wittenschlaeger, Lantronix Chairman. “The entire Board of Directors and I feel fortunate to have identified and recruited so quickly a highly qualified candidate who has the broad and current experience in device networking, product management, technological innovation and corporate development.”

“Our shareholders clearly appreciate how important focus, dedication and executive leadership are to the success of Lantronix, and why the Board has concentrated such efforts on a rapid and decisive realignment thereof,” continued Wittenschlaeger. “The reduction in size and cost of the board, the appointment of proven technology leadership and a renewed commitment to innovation and execution on matters ranging from product evolution to IP to market execution all represent a refocus aimed towards reasserting and growing Lantronix’ competitive advantage as a leader in the device networking marketplace.”

“With a well-established reputation in the device networking solutions market, a strong global distribution channel and world-class engineering team, I believe that Lantronix represents a tremendous opportunity,” said Busch. “My focus will be on leveraging the company’s core assets to grow Lantronix’s market share in the expanding M2M space and deliver improved value to our shareholders.”

167 Technology  |  Irvine  |  CA  92618  |  USA  |  Tel: 949-453-3990  |  Fax: 959-453-3995  |  www.lantronix.com

About Lantronix
Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Our smart connectivity solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet, provide secure remote access to firewall-protected equipment, and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com.

The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates. To follow Lantronix on Twitter, visit http://www.twitter.com/Lantronix

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management and board expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; market acceptance of our products by our customers; pricing trends; future revenues and margins; unusual or unexpected expenses; ability to retain management personnel; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and our Annual Report on Form 10-K for the year ended June 30, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Company Contact:
Jim Kerrigan, Interim CFO
Lantronix
Jim.Kerrigan@lantronix.com
Tel 949-453-3990

167 Technology  |  Irvine  |  CA  92618  |  USA  |  Tel: 949-453-3990  |  Fax: 959-453-3995  |  www.lantronix.com